                                                              EXHIBIT 10.6


                             OEM PURCHASE AGREEMENT

                                    between

                             Merge Technologies Inc

                                      and

                     Philips Medical Systems Nederland B.V


CONTENTS
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I.      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

II.     Quantities and Pricing . . . . . . . . . . . . . . . . . . . . . . .  4

III.    Planning and Ordering Procedure . . . . . . . . . . . . . . . . . .   5

IV.     Development Phase/Type Approval Testing/Release for Delivery . . . .  5

V.      Product Documentation . . . . . . . . . . . . . . . . . . . . . . . . 6

VI.     Delivery, Inspection and Payment . . . . . . . . . . . . . . . . . .  7

VII.    Warranty on Hardware . . . . . . . . . . . . . . . . . . . . . . . .  9

VIII.   Software and Warranty on Software . . . . . . . . . . . . . . . . .  10

IX.     Government Approvals, Compliance with Law, GMP/Quality Control
        Audits and Recalls . . . . . . . . . . . . . . . . . . . . . . . . . 10

X.      Intellectual Property . . . . . . . . . . . . . . . . . . . . . . .  12

XI.     Confidentiality and Use of Data . . . . . . . . . . . . . . . . . .  13

XII.    Service Support and Spare Parts . . . . . . . . . . . . . . . . . .  14

XIII.   Access to and Use of OEM Data . . . . . . . . . . . . . . . . . . .  14

XIV.    Indemnity and Limitation of Liability . . . . . . . . . . . . . . .  15

XV.     Term and Termination . . . . . . . . . . . . . . . . . . . . . . . . 15

XVI.    Other Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . 16


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                             OEM PURCHASE AGREEMENT

                                    between

                             Merge Technologies Inc

                                      and

                     Philips Medical Systems Nederland B.V.


This AGREEMENT is entered into this 24th day of September, 1994 (hereinafter "Agreement") by and between Merge Technologies Inc., a corporation organized and existing under the laws of the State of Wisconsin with its principal place of business at 1126 South 70th Street, Milwaukee, WI 53214, USA (hereinafter "OEM"), and Philips Medical Systems Nederland B.V., a corporation organized and existing under the laws of the Kingdom of the Netherlands, with a place of business at Veenpluis 4-6, 5684 PC Best, the Netherlands (hereinafter "PMSN".)

WHEREAS OEM manufactures and sells interface equipment and software packages enabling the interconnection of various diagnostic and therapy systems of various medical equipment providers; and

WHEREAS PMSN is in the business of manufacturing, selling and servicing a broad range of medical imaging and therapy systems including workstations and desires to incorporate equipment manufactured by OEM into these systems to effect the desired interconnection through its workstations.

FOR AND IN CONSIDERATION of the premises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt to which is hereby acknowledged, the parties hereby agree as follows:

I.   Definitions

A. "Affiliate Company(ies)": Means any company, corporation, partnership or other legal entity, present or future, which is controlled by one of the parties. Philips



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            Electronics N. V. and any company controlled by it shall also be deemed to be affiliate companies of PMSN. For this purpose, "control" means direct or indirect beneficial ownership of more than 50% of the voting stock or of more than 50% interest in the income of such corporation or entity.

        B. "Product(s)": Means all OEM's hardware and software products as listed in Attachment A and having the specifications and characteristics set forth in Attachments B, attached hereto, or otherwise as amended by written agreement of the parties. Products include Software as defined hereinafter.

        C. "Spare Part(s)": Means spare or replacement parts for the Product including, but not limited to those spare or replacement parts listed in Attachment H, attached hereto.

        D. "Term": Means the time period set forth in Section XV below and any extensions thereof.

        E. "Agreement": Means this document, the Attachments thereto and any written amendment to this document which is executed by the parties as provided below.

        F. "Type Approval Testing": Means the procedure described in paragraphs IV A and B below.

        G. "Purchase Order(s)": Means PMSN's standard purchase order form, issued to OEM to specify delivery point, delivery schedule and Product configuration and commit PMSN to purchase of a given unit of Product.

        H. "Epidemic Failure": Means the repeat of a certain type of failure of Product or Parts such that a pattern is recognized, present in at least three (3) of ten (10) sequentially delivered Products.

        J. "Manuals": Means all technical documentation considered necessary by PMSN for the purpose of installing, servicing and repairing Products. This documentation includes, but is not limited to, installation, operator, and maintenance manuals.

        K. "Software": Means all operational computer programs, including firmware, necessary for operation of the Product. In case the Product concerned is Software only,


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     special arrangements may be made and will be part of the specification as attached hereto in Attachment B.

L. "DICOM": Means the interface protocol version 3.0, or higher, as defined by the working group 3 of ACR-NEMA.

II.  Quantities and Pricing

A. OEM agrees to sell and PMSN agrees to purchase, subject to successful completion of Type Approval Testing as set forth below and at the condition specified in Attachment H, Products as listed in Attachment A which conforms to the Specifications in Attachment B, at prices to be determined in accordance with the Prices and Planned Yearly Numbers as specified in Attachment C.

     All prices set forth in this Agreement are in United States dollars.

B. Purchase Orders issued by PMSN before successful completion of Type Approval Testing as provided in paragraph IV B below shall be contingent upon OEM's meeting the milestones required for PMSN approval of Product as described in paragraphs IV A and B below.

C.   Open

D. The pricing as listed in Attachment C shall apply to all Purchase Orders tendered to OEM during the Term of this Agreement.

E. If new Product prices are to be negotiated, negotiations shall commence at least three (3) months before the new price is to become effective.

F. When price negotiations referred to in paragraph II E above extend beyond the price-validity period as specified in Attachment C, the prices valid for the previous period will continue to remain in effect until such time as the parties have reached mutual agreement on the new prices.

G. If no agreement can be reached on new prices after serious negotiations, PMSN has the right to terminate this Agreement giving OEM a thirty (30) days prior written notice. In the event of such termination, PMSN


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        shall complete its Purchase Orders as placed before the date of said termination.

H. Price increases shall not be applicable to unfilled purchase orders which have been accepted by OEM. [**] In the event OEM would [**].

J. PMSN may have any of the PMSN Affiliate Companies such as Graner Company, Port Chester, NY, USA, execute logistic procedures, such as, without limitation, placing Purchase Orders, payments of invoices, transport arrangements, shipping instructions and handling of return shipments for repair or replacement on behalf of PMSN.

III.    Planning and Ordering Procedure

        On a monthly basis PMSN will provide OEM with [**] during said twelve months, if so requested by OEM. Such forecasts including the quantities and delivery Schedules therein shall not bind either party except as to those orders listed in the forecast for which PMSN has issued unconditional Purchase Orders, such Purchase Orders confirmed by OEM within ten (10) days after receipt of same, and not having been cancelled or terminated as provided in this Agreement. The terms of this Agreement shall govern over any contrary, different or additional terms (other than as to Product configuration, delivery schedule and delivery condition) in PMSN's Purchase Order or in any other standard form documentation submitted by either party. Delivery time for Products so forecasted shall be [**], delivery time of Products over and above the forecasted numbers will be [**].

IV.     Development Phase/Type Approval Testing/Release for Delivery

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        [**] Confidential Treatment

A. Before the start of commercial deliveries under this Agreement and in accordance with the agreed milestones, including, but not limited to, those specified in Attachment J, OEM shall execute Type Approval Tests in order to ascertain that the Product conforms to the applicable Specifications, including the agreed quality standards and governmental approvals and certifications. OEM shall provide PMSN with the supporting evidence thereof, it being understood that Products already accepted and approved prior to the execution date of this Agreement shall not pass any further Type Approval Tests.

B. Upon completion of the tests as per paragraph IV A above and if PMSN is satisfied with the results of these tests, PMSN shall provide OEM with a written release statement ("Release for Delivery Certificate") to authorize the start of deliveries under any open Purchase Order(s). PMSN shall have no obligation to purchase a Product, Spare Part or any other items under this Agreement unless Type Approval Testing is completed successfully, even if written Purchase Orders for Products and related Spare Parts are placed with OEM before Type Approval Testing is complete.

C. Once a Product is released for delivery by PMSN, OEM shall not make any changes or modifications in the Product concerning the interface between Philips' modalities and the Product, neither in hardware nor in software without prior written consent of PMSN. This requirement however does not preclude OEM from using equivalent components and parts that do not affect form, fit, or function of the Product or interchangeability of Spare Parts or compliance with the Specifications, including certification. OEM shall supply to PMSN updated Spare Part lists at six month intervals to indicate at what serial number the updated Spare Parts are applicable.

D. OEM shall advise PMSN in advance of any and all changes or modifications to a Product or similar items in OEM's product line and afford PMSN the opportunity to have these changes or modifications incorporated in Products without additional charge to PMSN.

V.   Product Documentation

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        A. OEM, at its own expense, shall furnish to PMSN such engineering drawings, handbooks, operator and service manuals (in OEM's standard format) and other technical data as PMSN shall reasonably request with respect to Products purchased hereunder and other items used as Service or Spare Parts for Product sold to PMSN. PMSN shall have the right to duplicate and distribute to customers all such documents regardless of whether or not they are included in the grant of rights in paragraph X B below. Documentation which PMSN is not required to distribute to its customers may be designated by OEM as confidential and shall be held in confidence by PMSN as provided in
            Section XI below. The Manuals supplied by OEM shall be reviewed and approved by PMSN and, at a minimum, incorporate the information set forth in the PMSN standards which would apply to this documentation if it were prepared by PMSN. PMSN shall assist OEM in producing the said Manuals and documentation and shall bear its own costs and expenses, but not those of OEM, with respect to such assistance.

        B. All said Manuals and documentation shall be updated and kept current by OEM during the lifetime of the Product and include an implemented changes and modifications pertaining to the Product. Corrections shall be furnished to PMSN without additional charges.

        VI. Delivery, Inspection and Payment

        A. All shipments by OEM shall be in compliance with their respective Specifications, except as provided in Section IV D above.

        B. One copy of the operator and service Manual shall be included with each item of Product which is shipped by OEM to PMSN or directly to PMSN's customers, except that two copies of these Manuals shall be included in shipments of Product to the United States Veterans Administration, Department of Defense or other customers of PMSN which are agencies of the United States Government.

        C. Unless otherwise specified, any goods to be delivered hereunder shall be boxed, crated, carted and stored without charge and shall be packed and packaged (a) to insure safe arrival at their ultimate destination, (b) to secure the lowest transportation costs; and (c) to comply

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    with requirements of common carriers. PMSN's order numbers and symbols must be plainly marked on invoices, packages, Bill of Lading and shipping orders. Shipping memos and packing lists must accompany goods. Bills of Lading or Shipping Receipts shall accompany each invoice. PMSN's count or weight shall be final and conclusive on shipments not accompanied by packing lists. Goods must be routed in accordance with PMSN's instructions. All shipments must contain a packing list and the box or crate containing the packing list must be clearly identified.

D. Time is and shall remain the essence of deliveries under this Agreement, therefore it is expressly agreed that all deliveries shall be made as confirmed by OEM and no act of PMSN, including without limitation, acceptance of late deliveries shall constitute a waiver of this provision. PMSN shall also have the right to refuse or return at OEM's risk and expense shipments made in excess of the quantities specified in the applicable Purchase Order or in advance of confirmed delivery schedule. OEM shall notify PMSN immediately of any actual or potential labor disputes or other cause which is delaying or threatens to delay the timely performance of Purchase Orders.

E. Delivery of Products shall be Ex-Works OEM's plant at Milwaukee. "Ex-Works" as this term is defined in the 1990 Incoterms, issued by the International Chamber of Commerce, Paris, France. Title and risk of loss or damage to the Products or Spare Parts shall pass from OEM to PMSN at the said delivery condition Ex-Works.

F. PMSN shall have the right to reject all or any of the Product or Spare Part(s) which are proved not to meet their Specifications, provided that such claim shall be submitted to OEM with the supporting evidence within thirty (30) days after the arrival date at the installation site.

G. In case of such rejection, OEM and PMSN shall decide in joint consultation whether PMSN will:

    (i)  replace defective Spare Parts or units or

    (ii) that OEM will replace at no charge to PMSN the pertaining Product(s).



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        In case of replacement of defective Spare Parts or units, such defective items shall be returned to OEM for full credit.

H. All Products or parts thereof to be supplied by OEM to PMSN pursuant to this Agreement shall be checked and tested by OEM in accordance with the Acceptance Procedures specified in Attachment D, to be in compliance with the Specifications. OEM shall keep record of the test results at least ten (10) years after delivery of each single Product or parts thereof and on request provide PMSN with copies. These Acceptance Procedures will be agreed upon between the parties hereto as well as the specimen of a Test- Certificate that should be signed by OEM's responsible quality officer and shall accompany each Product as evidence that the Product complies with the applicable Specifications. A copy of the associated Test Certificate shall be shipped with each Product unit. Each unit of Product shall meet the requirements of the Type Approval Testing, even though such testing may not be repeated for each such unit.

J. It is explicitly understood by OEM that PMSN is not obligated to execute any incoming inspection or other inspection concerning compliance with the Specifications of Products delivered hereunder by OEM and OEM shall be fully responsible for and hold PMSN and the PMSN Affiliate Companies harmless from claims for damages resulting from any non-compliance as well as from non acceptance of Products as per paragraph VI F above.

K. OEM shall be paid the prices stipulated herein, less deductions, if any, as herein provided, after delivery, inspection and acceptance by PMSN of the Product or Part(s) at PMSN's plant or other place designated in the Purchase Order and the submission of proper invoices or vouchers, except that PMSN shall have the right to defer payment on advance deliveries until the time such payment would have been due if the deliveries had been made as scheduled. Unless otherwise specified, payment will be made on partial deliveries inspected and accepted by PMSN when the amount due on such deliveries so warrants. PMSN shall pay all invoices within forty five (45) days from date of receipt.

VII.    Warranty on Hardware


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A. OEM warrants to PMSN that all hardware of Products delivered under this Agreement will meet the Specifications which are attached to this Agreement and made a part hereof as Attachment B, will conform to the list of government and industry standards attached hereto as Attachment F and will be free from defects due to faulty design or materials, or improper workmanship, for [**] from the date the installation is complete at PMSN's customer's site or [**] of invoice date, whichever is earlier. This warranty of OEM shall be under the terms of OEM's Warranty which is attached hereto and made a part hereof as Attachment E. Replacement Products provided under the terms of Attachment E shall be shipped to PMSN within three (3) business days of receipt of OEM of the Product being replaced.

B. Notwithstanding that PMSN may have worked with OEM in the Preparation of the specification (including the Specifications attached as Attachment B) for Products, it is understood that PMSN is relying on the technical expertise of OEM with respect to the adequacy of the Specifications and with respect to the proper manufacture of the Product including those aspects of its manufacture which are addressed above.

VIII.   Software and Warranty on Software

A. OEM warrants that the Software, when used within the scope of application license set forth herein, will conform to the Specifications during [**] after the first delivery thereof. During this Warranty period OEM agrees to keep its Software current with all new versions of Software produced by PMSN or other specified medical equipment providers which would cause that particular Product to be non operational or only partially operational. OEM agrees to provide within one (1) month after acceptance by PMSN and free of charge to the end-user and to PMSN any new Software version needed for only in-warranty Product.

B. During the out-of-warranty period OEM agrees to keep its Software current with all new versions of Software produced by PMSN or other medical equipment providers which would cause a particular Product to be non operational or only partially operational. New Software versions for out of Warranty Products shall be available


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        on a to be agreed upon basis to PMSN whenever released by OEM.

IX. Government Approvals, Compliance with Law, GMP/Quality Control Audits and Recalls

A. OEM agrees that the design of the Products and Spare Parts thereof shall comply with the requirements as the parties may agree upon and as further specified in Attachment B, which includes also the DICOM Conformance Declaration. Any obligation for verification testing of said requirements shall be the responsibility of OEM. Should it be determined that the Products or Spare parts thereof are not in compliance with the applicable agreed requirements then OEM shall make the necessary changes at its own expense.

B. OEM shall comply with the requirements of the United States Food and Drug Administration for good manufacturing practices ("GMP"), establishment registration, device listing, Premarket Notification, Medical Device Reporting (21 CFR Part 803), reporting under Radiation Control for Health & Safety Act and labelling as they apply to the manufacture and/or importation of Product by OEM. Authorized representatives of the respective safety standards organizations (including Underwriters Laboratories, ETL Testing Laboratories, Canadian Standards Association, British Standards Institute, German Standards
        Mark) and governmental agencies (including the FDA) shall be allowed access to OEM's facilities or those of its subcontractors or vendors, for the purpose of inspection during normal working hours pursuant to applicable laws, regulations and the reasonable requirements of PMSN.

C. OEM agrees, to the extent necessary to comply with CDRH rules and regulations pertaining to GMP and with the international ISO 9001 standard. Therefore, upon request and at least two (2) weeks advance written notice to OEM, independent auditors may (i) inspect the storage and quality of parts of Products in OEM facilities, and (ii) audit the quality control procedures and methods applied by OEM in its facilities in the development and manufacturing and assembling of Products in accordance with GMP and ISO 9001.


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D. In the event any of the above requirements, safety in regulations and/or standards might change, OEM shall, at its costs, make all the necessary modifications in and to the Products and/or Spare Parts which have not yet been accepted by the end-user.

E. OEM shall within fifteen (15) days after receipt of same respond to any question and provide all necessary information to PMSN or one of its Affiliated Companies Regulatory Department's arising out of a recall or corrective action program or related program.

F. In the event that an Epidemic Failure of a Product or any Spare Part or component thereof is found or that any recall program of Products, Spare Part(s) or component(s) may be required, PMSN shall promptly notify OEM thereof in writing. OEM and PMSN shall then promptly and jointly conduct an investigation to determine the cause of such Epidemic Failure or recall program. If and to the extent it is determined by PMSN, acting reasonably and in good faith, as a result of such joint investigation, that the cause of such Epidemic Failure or recall program is attributable to any defect in (a) Product(s), Spare Part(s) or component(s) thereof, OEM shall at its expense provide sufficient Product(s), Spare Part(s) or component(s) to replace all such defective Product(s), Spare Part(s) or component(s) in PMSN's inventory and also those which have been delivered by PMSN to its customers. OEM shall bear all reasonable costs and expenses (including shipping charges) for replacing such Product(s), Spare Part(s) or components previously shipped by OEM.

X.      Intellectual Property

A. OEM covenants and guarantees that all Products and Spare Parts furnished hereunder which are not of PMSN's design (and the normal use and sale thereof), including, without limitation, the manufacture, use and sale of products and systems/incorporating such Product and Spare Parts, are free of infringement of any valid United States or foreign patent, copyright, trade secret, maskwork right or trademark, and that OEM, will, at its own expense, defend and hold PMSN harmless from any claims or suits alleging such infringement by PMSN, its successors, assigns, customers or any persons selling or using such goods or any product manufactured by PMSN which may be



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        claimed to involve any such alleged infringement. The purchase of the Products shall confer on PMSN from OEM a worldwide, royalty-free, non-exclusive license to use such Products and Spare Parts. Such license also includes the right of PMSN and PMSN's Affiliates Companies to sublicense others to use, reproduce, and to distribute copies for back-up purposes, both externally and internally, of the Software and of the related documentation, written material and/or derivative works of the Software.

        For Software only Products, special arrangements will be made and set forth in Attachment B hereto when coming into force

B.      PMSN shall have sole option as to the use of the following trademarks:
        (a) the wordmark "PHILIPS" and Philips Shield Emblem and (b) such other trademark(s) as, may be designated by PMSN ("Trademarks.") OEM acknowledges all rights of PMSN in and to the Trademarks and further agrees that the manufacture and supply of Products, Spare Parts and packing, if any, bearing the Trademarks shall not be construed as a grant of any rights in such Trademarks or as the use of such Trademarks by or for the benefit of OEM.

C. OEM grants to PMSN and PMSN Affiliate Companies a personal, nonexclusive right to sublicense the Software to customers provided that PMSN obtains agreement from each such customer, before or at the time of furnishing the Software, that, that only a personal, nontransferable right to use the Software is granted to such customer; that no title to the Software is transferred to such customer, that such customer will not copy the Software except as necessary to use such Software on a single CPU;
        that such customer will not transfer the Software, except as authorized by the entity furnishing the Software; that such customer will not in any form export, reexport, resell, ship or divert or cause to be exported, reexported, resold, shipped or diverted, directly or indirectly, the Software or a direct product thereof to any country for which the United States Government or any agency thereof at the time or export or reexport requires an export license or other governmental approval without first obtaining such license or approval; and that such customer will not reverse compile or disassemble the Software.


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XI.   Confidentiality and Use of Data

      Any specifications, parts of software, drawings, samples, designs and other information labelled as confidential furnished by either party to the other shall be maintained in confidence by the receiving party, and shall not be reproduced, disclosed, duplicated, or used, except to the extent required for performance under this Agreement, and with all reasonable precautions to prevent any unauthorized reproduction or disclosure, without the prior written consent of the disclosing party. Upon completion of the parties obligations under this Agreement including any legal and contractual obligations incurred by PMSN to its customers and other third parties by reason of this Agreement, the receiving party shall promptly return to the disclosing party, all specifications, drawings, samples and other data, furnished by the disclosing party in connection with this Agreement (together with all copies or reprints not required to maintain existing installations) then in the receiving party's possession or control, and the receiving party shall thereafter make no further use, either directly or indirectly, of any such specifications, drawings, samples, data or any information derived therefrom without the disclosing party's written consent.

XII.  Service Support and Spare Parts

A. OEM agrees to comply with all terms and conditions as set forth in the Attachment G of this Agreement.

B. A list of Spare Parts, containing an information as required in the Attachment G Section 7.1, is included hereto as Attachment H.

XIII. Access to and Use of OEM Data

      PMSN will incorporate the Products into systems which are sold by PMSN to its customers and in many cases be responsible for maintenance and repair of the Products on a continuing basis as part of PMSN's systems. Moreover, interconnection with systems of other medical equipment providers will also be effected under this Agreement. Reference is made to the fact that the Products and Spare Parts will be unique to OEM and cannot be replaced by

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        other components in systems sold by PMSN without considerable expense, delay and irreparable damage to PMSN's on-going business, for which no adequate monetary remedy exists. If for any reason, OEM should fail to comply with production and delivery requirements hereunder or discontinue manufacture of the Products or Spare Parts, without PMSN being in material breach of its own obligations hereunder, OEM shall provide to PMSN sufficient documentation concerning the Products and Spare Parts, including but not limited to Specifications, drawings, lists of parts and sub-vendors, and Software in source and object code to the extent necessary to permit sustaining of Products, manufacture or procurement of replacement product or parts from another source. In such event, OEM agrees to grant and does hereby grant PMSN a perpetual, non-exclusive, royalty-free license to use such data to sustain Products, manufacture or have manufactured a replacement product provided, however, that OEM is entitled to disclose such data if received from a third party under a Non-Disclosure or the like Agreement. If the latter is the case, OEM shall do its utmost to convince the concerning third party that disclosure of confidential data has to be arranged between the third party and PMSN in order to have the installed based maintained appropriately.

XIV.    Indemnity and Limitation of Liability

A. OEM agrees to protect, indemnify, and hold PMSN harmless against any claim, loss, damage or expense, including attorney's fees which may result from OEM's breach of excess or implied warranties including claims of injury to persons (including death) or damage to property which may result in any way from any act or omission of OEM of its agents, employees or subcontractors or from a defect in the Product or Spare Parts or the design, manufacture, sale operation, handling by OEM or use, thereof.

B. Except as regards the indemnity by OEM set forth above, infringement of intellectual property rights and PMSN's rights under Section XIII above, neither party shall be liable to the other for special, indirect or consequential damages (including but not limited to loss of business goodwill, revenue or profits) by reason of any act or omission or arising out of or in connection with this Agreement. The foregoing is a separate,


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        essential term of this Agreement and shall be effective upon the failure of any remedy, exclusive or not.

XV.     Term and Termination

A. This Agreement shall become effective on the date first above written and shall for an initial term continue until July 31, 1996. Thereafter, this Agreement shall automatically be renewed for successive period(s) of one (1) year unless terminated with three (3) months written notice.

B. Upon expiration or termination of this Agreement, all Purchase Orders placed under this Agreement shall remain in effect on the terms set forth herein, notwithstanding such expiration or termination. The non-breaching party may terminate an individual Purchase Order as to which a material, uncured breach by the other party has occurred. In the event of termination of this Agreement by either party because of a material, uncured breach of this Agreement, the non-breaching party may at its sole option terminate without obligation all Purchase Orders placed under the terms of this Agreement.

C. The following shall be a material breach thereof: The insolvency, the filing of a voluntary petition in bankruptcy, the filing of an involuntary petition to have the party declared bankrupt provided it is not vacated within 30 days thereafter, the appointment of a receiver or trustee for either party provided such appointment is not vacated within 30 days thereafter, the execution of an assignment for the benefit of creditors by either party, or the merger or reorganization of OEM or of a sale of a substantial portion of OEM's assets provided that such merger, reorganization or sale shall materially adversely affect OEM's ability to perform the terms of this Agreement.

D. Termination or expiration of the term of this Agreement shall not relieve either party of any rights and obligations then accrued under Sections VII (inclusive of warranty) through XIV which by their nature or expressly by the terms of this Agreement extend beyond the date of termination, expiration or cancellation.

XVI.    Other Provisions



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A. The validity, interpretation and performance of this Agreement and of purchases made hereunder shall be governed by the laws of the State of New York, without regard to the principles of choice of law.

B. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if placed in the United States or the Netherlands, as the case may be, mail registered or certified, postage prepaid, or if personally delivered, addressed as follows:

     If to OEM:   Merge Technologies Inc.
                  1126 South 70th Street
                  Milwaukee, WI 53214
                  U.S.A.
                  Attn.: Vice President Sales & Service

     If to PMSN:  Philips Medical Systems Nederland B.V.
                  Veenpluis 4-6
                  5684 PC Best,
                  The Netherlands
                  Att. General Counsel
                  Building QM

C. No failure by either party to insist upon strict compliance by the other party with any of the terms, provisions or conditions of this Agreement in any instance shall be construed as a waiver or relinquishment by either party of the other party's rights to insist upon strict compliance in the future.

D. If any of the provisions of this Agreement are held to be void or unenforceable by or as a result of determination of judicial authority having competent jurisdiction, the decision of which is binding upon the parties, the parties agree that such determination shall not result in the unenforceability of the remaining portions of this Agreement. The parties further agree to replace such void or unenforceable provisions with provisions which will achieve to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

E. This Agreement, the Attachments and any documents incorporated herein by reference shall be the entire agreement between OEM and PMSN with respect to its subject matter. This Agreement will supersede all prior


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        discussions, negotiations and agreements between OEM and PMSN on the subject matter set forth herein. This Agreement shall be amended only by a writing signed by an officer of the party to be bound by such writing.

F. OEM hereby warrants to PMSN that Products and Spare Parts including their packing materials, neither contain nor are manufactured with any substances as specified in Attachment K which will be subject to update from time to time by PMSN.

G. This Agreement sets forth the entire agreement between the parties hereto with respect to the subject matter hereof and all oral and written representations, warranties, agreements, and/or other inducements relating to this Agreement and it subject matter prior to the effective date have been included herein, or have been fully performed and discharged, or, omitted, unless otherwise agreed upon and confirmed in writing by both parties signed on or after the effective date of this Agreement.

H. Neither PMSN's general conditions of purchase nor OEM's general conditions of sale are applicable to this Agreement or to any Purchase Order and order confirmations for products or Spare Parts in whole or in part.

I. Either party's failure to insist in any instance upon strict performance by the other party of any terms and covenants herein shall not be construed as a permanent waiver of such terms or covenants, or as a waiver of any other of the terms and covenants contained herein.

J. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns. This Agreement may not be assigned, transferred or hypothecated in whole or in part by either party except by prior written consent of the other party. However, no consent is required to an assignment or transfer in whole or in part by PMSN to any of the PMSN Associated Companies. PMSN shall notify OEM of such assignment or transfer in writing.

K. OEM shall not without PMSN's prior written consent use Philips' name or trademark as such and/or use name in connection with any advertisement or sale literature nor advertise that it is a supplier of PMSN or Philips and/or

                                        --------------          ---------------
                                        Initials                Initials
                                        Merge                   PMSN

     jure), natural phenomena, such as earthquakes and floods, fires, riots, wars, shipwrecks, freight embargoes, lockouts or other causes, whether similar or dissimilar to those enumerated above, unforeseeable and beyond the reasonable control of the parties and which prevent the total or partial carrying out of any obligation under this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in a manner legally binding upon them effective this 24th day of September, 1994.


OEM                                     Philips Medical Systems
                                        Nederland B.V.


                                             J.K. van Soest
By:  W.C. Mortimore                     By:  J.K. van Soest
     --------------------------              --------------------------
Title:  President                       Title:  Director
        -----------------------                 -----------------------
Date:  W.C. Mortimore                   Date:  28/9/94
       ------------------------                ------------------------
24-9-94

                              LIST OF ATTACHMENTS

Attachment A            Product List and Product Characteristics

Attachment B            Product Specifications

Attachment C            Prices and Planned Yearly Numbers

Attachment D            Acceptance Procedure

Attachment E            OEM's Warranty

Attachment F            List of Mandatory Standards

Attachment G            Service Arrangements

Attachment H            Spare Parts List

Attachment J            Type Approval Procedure

Attachment K            List with Prohibited/Restricted Substances



                                        --------------          ---------------
                                        Initials                Initials
                                        Merge                   PMSN

                           FIRST AMENDMENT AGREEMENT

This Agreement is effective as of the date of last signature between

MERGE TECHNOLOGIES INC. of Milwaukee, Wisconsin, U.S.A. (hereinafter referred to as "Merge")

and

PHILIPS MEDICAL SYSTEMS NEDERLAND B.V. of Best, the Netherlands (hereinafter referred to as "PMSN")

WHEREAS, PMSN and Merge entered into an OEM Purchase Agreement dated September 24, 1994, for the supply of interface equipment and related software packages by Merge to PMSN; and

WHEREAS, parties have agreed to license Merge to use the PMSN proprietary and confidential Validation Set (as defined in Annex 1) in accordance with the terms and conditions of this Agreement, however, for the sole purpose of testing interfaces.

NOW THEREFORE, the parties have agreed as follows:

                                   Article 1
                               Scope of Agreement

Subject to the terms and conditions hereinafter set forth, PMSN hereby grants to Merge, to the extent PMSN has a free right to do so, a non-exclusive, non-transferable and indivisible license, without the right to sublicense, to use, for its own products only, PMSN's Test suite software-package, as specified in Annex 1 hereto (hereinafter called "the Validation Set").

                                   Article 2
                     Making available of the Validation Set

(1) PMSN shall make available the Validation Set, in object-code, to Merge. It is hereby confirmed that Merge shall only use the Validation Set for the authorised testing of its own products and products of third parties.

(2) Merge shall use the Validation Set properly and solely in accordance with instructions given by related manuals or otherwise given by PMSN. The Validation Set may only be used by experienced engineers of Merge.

                                        --------------          ---------------
                                        Initials                Initials
                                        Merge                   PMSN

(3) Merge shall not copy or otherwise reproduce the Validation Set or any information relating thereto provided by PMSN. Merge hereby fully acknowledges PMSN's property rights (including its copyrights) in the Validation Set.

(4) It is understood that PMSN does not undertake any obligation with regard to service and maintenance of the Validation Set and/or related information. However, PMSN is willing to take Merge's maintenance requirements into account while definite PMSNs own maintenance program. In the event these do not fit, parties shall discuss the matter in order to define reasonable other opportunities to fulfil Merge's requirements.

                                   Article 3
                                   Liability

PMSN shall not be liable for any damages or losses other than those for which he has expressly assumed liability in this Agreement, in particular PMSN shall not be responsible for bodily injury or damage to property or other damages or losses sustained by third parties or Merge, which may arise in consequence of the use of Validation Set. PMSN's liability shall in no event be considered to extend to indirect or consequential damages of any nature whatsoever including loss of profit and/or revenue. Merge shall hold PMSN harmless against and indemnify PMSN for all costs, damages and interests which might arise directly or indirectly from any claim of third parties in this respect.

                                   Article 4
                               Price and Payment

(1) Within thirty (30) days as from the date of last signature of this Agreement, Merge will pay to PMSN an amount of [**] as license-fee for 1996.

(2) In the beginning of October 1996, Parties will discuss the terms of any extension of this Agreement, including the license-fee for 1997.

                                   Article 5
                                  Improvements

Merge will provide PMSN with suggestions and information, such as non-confidential test-results, to the extent relating to the quality and performance of PMSN's Validation Set in order to enable PMSN to improve the Validation Set and other products. Merge hereby grants PMSN and its affiliates an unrestricted royalty-free license to use and implement the suggestions and information, regardless whether it has been protected by Merge, e.g. through patents.

RM2-96/15                                       WHS                OAC
                                            -------------       -------------
                                            Initial Merge       Initial PMSN

     [**] Confidential Treatment

It is understood that Merge itself will not change, adapt or otherwise modify the Validation Set.
On the request of PMSN, Merge shall reasonably assist PMSN free of charge with solving a problem relating to the Validation Set.


                                   Article 6
                                Confidentiality

Any confidential information, if labelled as confidential, furnished by either party to the other in connection with this Agreement, shall be treated as confidential in accordance with the terms as set forth in the OEM Purchase Agreement dated September 24, 1994.

                                   Article 7
                              Term and Termination

(1) This Agreement shall enter into force on the date of last signature and shall remain effective till December 31, 1996. This Agreement shall be extended subject to and in accordance with the full agreement as to be reached between PMSN and Merge prior to any such extension.

(2) In the event of a breach of the terms and conditions of this Agreement by either party, the other party shall have the right to terminate this Agreement forthwith by notice in writing, if such breach or failure is not remedied within thirty (30) days after written notice describing such breach has been given by the other party.

(3) If a party enters into a proceeding relating to dissolution, files a voluntary petition in bankruptcy, seeks any court or governmental protection from creditors or makes any assignment for creditors, or should an order be entered pursuant to any law relating to bankruptcy or insolvency appointing a receiver or trustee of if the ownership, control or management of Merge changes, the other party may give written notice terminating this Agreement and this Agreement shall be terminated in accordance with the notice.


                                   Article 8
                                 Miscellaneous

(1) In case PMSN stops it activities with the Validation Set and PMSN decides, at its sole discretion, to sell and/or license the Validation Set, PMSN shall first offer the Validation Set for sale or by license to Merge on terms to be mutually agreed upon.

(2) The terms and conditions contained in this Agreement and the Annexes thereto constitute the entire Agreement between the parties hereto in respect of the subject matter thereof and shall supersede any and all prior communications, representations, agreements and/or understandings, either oral or written, between the parties hereto in respect thereof.

                                        --------------          ---------------
                                        Initials                Initials
                                        Merge                   PMSN

(3) No agreement or understanding varying or extending the terms and conditions contained in this Agreement and its Annexes shall be binding upon either party hereto unless made in writing and signed by duly authorised representatives of the parties hereto.

IN WITNESS WHEREOF, this Agreement has been signed by both parties in duplicate in a manner duly binding upon them.


MERGE TECHNOLOGIES INC.                 PHILIPS MEDICAL SYSTEMS
                                        NEDERLAND B.V.

                                              /s/ Oulio Christensen

Name: /s/ William L. Stafford           Name: O.A. Christensen
     --------------------------------        -----------------------------------

Title: V.P. Sales & Marketing           Title: Director
      -------------------------------         ----------------------------------

Date: 4 June 1996                       Date: 96 06 04
     --------------------------------        -----------------------------------

                             LIST OF ATTACHMENTS
                             -------------------

           Attachment A(1)   Product List and Product Characteristics

           Attachment B(1)   Product Specifications

           Attachment C(1)   Prices and Planned Yearly Numbers

           Attachment D(1)   Acceptance Procedure

           Attachment E(1)   OEM's Warranty

           Attachment F      List of Mandatory Standards

           Attachment G      Service Arrangements

           Attachment H      Spare Parts List

           Attachment J      Type Approval Procedure

           Attachment K(1)   List with Prohibited/Restricted Substances



                                                --------       --------
                                                Initials       Initials
                                                Merge          PMSN


(1)  This attachment was never included in the Agreement by merge or PMSN

                                  ATTACHMENT F

                          LIST OF MANDATORY STANDARDS

Listed below are the mandatory standards that each OEM Product unit must comply with.

ELECTROMAGNETIC COMPATIBILITY

Radiated/Conducted/Magnetic Emissions
VDE/CISPR Level A requirements of
Philips Standard UXN-13850 section 4.2

Radiated/Conducted/Magnetic Immunity
per requirements of Philips EMC Standard UXN-13850 section 4.3

SAFETY REQUIREMENTS
Underwriters Laboratory (UL)
UL-1950: Standards for Safety of Information and Processing
Equipment

Canadian Standards Association (CSA)
CSA C22.2 No. 0: Definitions and General Requirements
CSA C22.2 No. 1: Safety of Data Processing Equipment

International Electrotechnical Commission (IEC)
EC-950: Safety of Information Technology Equipment

REGULATORY REQUIREMENTS

Food and Druq Administration (FDA)
Code of Federal Regulations (CFR) Title 21 Parts 800 - 1299

Other Requirements

Rules for creating Operating Manuals
per Philips Standard UXW-13122 (Marketing Instructions For use)


ENVIRONMENTAL Requirements

Temperature:            10 to 40 deg C
Relative Humidity:      20% to 90%
Condensation:           No
Air Pressure:           50 to 110 kpa (lkpa = 10 millibar)
Vibration:              g value = lg or less (when unit is on)


                                            --------            --------
                                            Initials            Initials
                                            Merge               PMSN

                            = 2g or less (when unit is off)
        . .       frequency = 10Hz to 150Hz
        . .       amplitude = 0 to 0.15 mm (1/2 sine pulse)
        Shock . . : g value = Sg or less (when unit is on)
        . .         = 10g or less (when unit is off)
        . .       pulse duration = 6msec to 10 msec

Storage Requirements
Temperature:        -25 to +70 deg C
Relative Humidity:  5% to 95%
Condensation:       No
Air Pressure:       50 to 110 kpa
Vibration:          g value = 10g or less
 . .       frequency = 10Hz to 150Hz
 . .       amplitude = 0 to 0.75 mm ( 1/2 sine pulse)

Shock (in shipping package) : g value = 25g or less pulse duration = 6msec to 10 msec Testing to verify that the Product unit can meet these environmental requirements will be based on the following EC standards:
            IEC-68- 1 . Basic Environmental Testing Procedure
EC-68-2- 1/Ab Cold For Storage Test
EC-68-2-1/Ad Operational Temperature Test
EC-68-2-2/Bd Operational Temperature Test
EC-68-2-2/Bb Dry Heat For Storage Test
EC-68-2-3/Ca Steady State Damp Heat Test
EC-68-2-30/Db Cyclic Damp Heat Test
EC-68-2-6/Fc Vibration Test
EC-68-2-29/Eb Bump Test

ELECTRICAL REQUIREMENT
The Product unit shall be classified as operating to a type "S1" mains power source.
Type "S 1 " is defined as a normal AC mains power source (either single or three phase).
This is the branch circuit of the Hospital, including the supply for cord connected equipment. Refer to Philips Standard UXN-13701 (Mains Supply
Equipment
Requirements) for additional information.
Voltage . : 1 10vac +/-10%
 . .       220vac +/- 10%
Frequency :     50Hz / 60Hz +/- 1%
Immunity  :     per Philips Standard UXN-13701 section 4.2
Emission  :     per Philips Standard UXN-13701 section 4.3


                                  --------            --------
                                  Initials            Initials
                                  Merge               PMSN

                                 ATTACHMENT G

                              Service Arrangements

INTRODUCTION

This Attachment sets service requirements for certain products ("Products") as defined in the OEM Purchase Agreement ("Agreement") between Merge Technologies Inc. ("OEM") and Philips Medical Systems Nederland B.V. ("PMSN") and is incorporated by reference in that Agreement and made a part thereof, however nothing in this Attachment overrides the Agreement to which it is attached.

1.    Responsibilities
      Unless agreed to otherwise PMSN shall be responsible for installing, servicing and repairing Products. In order to enable PMSN to properly
      fulfil its obligations towards its customers, OEM shall        furnish to
      PMSN before delivery of each new type of Product, free of charge, two sets of technical, installation, operation and maintenance manuals, ("Service Manuals").

2.    System Delivery
      With each Product, OEM shall deliver a checklist regarding all parts which comprise the delivery package, viz .:

      -    Packing list
      -    Configuration record
      -    Test results/Certificates
      -    Software (including application and test software),
      -    Documentation as further specified below.

 2.1  Service Documentation
      Service Manuals shall substantially be in accordance with PMSN's guidelines for Service Documentation and in conformity with applicable governmental and/or international regulations as specified in the Agreement and the other Attachments to it.

      If the Agreement does not provide otherwise, OEM shall be solely responsible for the cost and expense of preparing and producing the Service Manuals, except that PMSN shall, upon request, assist OEM in producing the said Service Manuals and shall bear its own costs with respect to such assistance.


                                         --------       --------
                                         Initials       Initials
                                         Merge          PMSN

    The Service Manuals shall contain at a minimum the following sections:

    -    Introduction and Technical Data
    -    Pre-installation Data and Site Planning Information
    -    Installation
    -    Setting-to-work .
    - Acceptance: Specification checks and data applicable for field service Corrective Maintenance
         -      Diagnostic procedures for fault identification
         -      Adjustment procedures o Instructions for (dis)assembly
         -      Instructions for removal and replacement
         -      Procedures after repair or replacement
         -      Simplified drawings to facilitate fault finding
    -    Theory of operation and explanations
    -    Diagrams and drawings
    -    Repair procedures
    - Spare Parts list including PMSN's 12 digit code numbers
    - Specification of required tools (if any), to be classified for:

         1. Pre-installation
         2. Installation, setting to work and acceptance
         3. Maintenance

    No later than sixty (60) days prior to the first shipment of a new Product, OEM shall forward a draft Service Manual for PMSN's attention to:

    Philips Medical Systems Nederland B.V.
    PO Box 10.000
    5680 DA Best,
    The Netherlands
    Att: Purchase Group XCB, Building QJ,

    so as to enable PMSN to review the Service Manuals before regular shipments will take place.

    The Service Manuals shall be kept updated during the lifetime of the Product and include all implemented changes and modifications pertaining to the Product. Corrections shall be furnished to PMSN without additional charges.

    The test and diagnostic software, if any, used by field service personnel shall be made available by OEM on a


                                                --------        --------
                                                Initials        Initials
                                                Merge           PMSN
     media suitable for the Product and shall be supplied with each Product.

     With each Product OEM shall supply, without additional charge to PMSN, one set of fully updated Service Manuals, for both hardware and Software. An additional set of Service Manuals shall be shipped with orders which are identified as being for the United States Veterans Administration or other United States Government agencies, also without additional charge to PMSN.

     Additional copies of the documentation will be available at USD 1,500 per copy.

2.2 Preventive (Planned) Maintenance Section Preventive Maintenance is defined as the pre-planned actions performed to keep the Product in a specified operating condition by means of systematic inspection, detection and prevention of initial failures.

     The preventive maintenance manual shall contain at least:

     1. Schedule(s)
     2. Instructions
     3. List of Spare Parts to be replaced
     4. List of Consumables
     5. Specifications of required tools and lubricants

     The Preventive Maintenance manual shall be forwarded separately for PMSN' attention to the address in Section 2.1 above.

2.3  Language
     All Service Manuals will be available in the English language. Operator manuals must be made available in other languages, if legally required, on terms and conditions to be agreed upon between the parties on a case (language) by case basis.

3.   Support
     OEM agrees to make every effort to respond to PMSN's requests for technical support as quickly as possible. If a request for support is caused by a failure of OEM to perform under the terms of the Agreement (e.g. because of incomplete shipments, shipment of the wrong components, erroneous documentation or instructions), then OEM shall bear all direct costs involved to solve the problem.


                                       --------         --------
                                       Initials         Initials
                                       Merge            PMSN

4.  Maintenance

4.1 Repair Policy Repair will be done where practicable by replacing field exchangeable units. Exchangeable units are, e.g.:

    -   Printed Circuit Boards
    -   Keyboards
    -   Power Supplies
    -   Motors
    -   Disc Drives
    -   Cable Assy's
    -   etc.

4.2 Reliability
    OEM shall make available free of charge, all such relevant data regarding reliability of the Products, such as, but not limited to, MTBF and MTTR figures, problem reports at system and part level, field failures at system and part level, etc. PMSN shall forward to OEM, all information concerning the performance and behaviour of OEM's Products in use with systems distributed by PMSN.

5. Field Change Order ("FCO"), Problem Reporting ("PO") and Service Information ("SI") Program
    OEM shall maintain a field change order, problem reporting and service information program in accordance with good industry practice. The following procedures are intended as minimum requirements for the program which OEM has in place and for interfacing this program with PMSN's procedures.

    Changes which affect Form, Fit, Function, or Certification of the Product, or Spare Parts stock may only be implemented after consultation between OEM and PMSN and mutual agreement.

5.1 Form of FCO
    Field modifications, if any, will be made available to PMSN in the form of modification kits. These kits will contain:

    - Implementation instructions, including a list of applicable Products and serial numbers
    -   Material and Spare Parts
    -   Special tools (if any)
    -   Service Documentation updates


                                        --------        --------
                                        Initials        Initials
                                        Merge           PMSN

5.2 Categories and Implementation of FCO's Three (3) categories will be distinguished:

     1. Action for Safety               MANDATORY
     2. Action for Performance          MANDATORY
     3. Service Tip

     Classification into any of these categories shall be based upon consultation and mutual agreement.

     OEM shall, in any event, be responsible for all costs and expenses associated with implementing an Action for Safety at any time during the useful life of each unit of Product

     The terms and conditions on which OEM will implement an Action for Performance (also after the expiration of the warranty on each unit of Product) or Service Tip on request of PMSN, not due to failures of the Product, will be borne by OEM for materials only, unless Products are returned to OEM in which case all costs will be borne by OEM, except forwarding cost which will be for the account of PMSN.

     OEM shall, moreover, be responsible for material cost and expense related with any Action for Performance which may be the subject of a corrective action, recall or otherwise be the subject of an order, notice or other finding by the United States Food and Drug Administration or other regulatory agency. In case of factory repair, PMSN shall absorb the related forwarding charges.

     Implementation of an Action for Safety or an Action for Performance shall include, without limitations, providing to PMSN and to all affected installations, any necessary Software releases and additional or replacement hardware.

5.3  Field Problem Reporting
     PMSN will make all reasonable efforts to report to OEM problems with the Product (including its hardware, firmware and Software) and may use one of its own internal forms form for this purpose. In order to shorten response times from OEM, PMSN may report urgent problems by telephone or telefax. OEM agrees to confirm receipt of telephone reports in writing if PMSN does not do so. This problem reporting system is directed at service and maintenance problems and shall be in addition to any reporting system which OEM and PMSN are required) law


                                        --------          --------
                                        Initials          Initials
                                        Merge             PMSN
     to implement. Three categories of Problems are defined, viz .:

     I. VERY URGENT PROBLEMS

     - Disables the use of the Product or causes unacceptable operation of an application Program.

     II. URGENT PROBLEMS

     -    Disables the use of the Product under certain conditions.

     -    Disables the use of certain function(s) of the Product.

     III. ROUTINE PROBLEMS

     - Problems other than VERY URGENT or URGENT.

     As soon as possible, but ultimately within two (2) working days after a Problem has been reported, OEM shall confirm its receipt and start reproducing and analyzing the Problem. In its confirmation OEM shall indicate the manner and time frame in which OEM expects to have a preliminary and/or definite solution available, but always within the time frames as defined hereinafter

     OEM shall provide solutions to Problems at the latest within the following time frames:

                         Preliminary         Definite

     VERY URGENT        one (1) week    six (6) weeks
     URGENT             two (2) weeks   sixteen (16) weeks
     ROUTINE            not applicable  sixteen (16) weeks

5.4  Service Information
     OEM shall include PMSN in the distribution list for technical information bulletins distributed by OEM to its own service organization and keep the Service Manuals up to date, particularly in respect of changes of Spare Parts and replacements. Field Change Orders will include revision pages for the Service Manuals.

     OEM shall supply new documents at least thirty (30) days before the first delivery of changed Products to PMSN.



                                        --------        --------
                                        Initials        Initials
                                        Merge           PMSN

 6.  Configuration


6.1  Identification/Labellinq of Spare Parts
     PMSN shall inform OEM about PMSN's coding and identification method with regard to Spare Parts. From all Spare Parts, assemblies and sub-assemblies of interest to PMSN, the Spare Part and packing will be clearly coded and marked in accordance with PMSN's specifications.

     Shipping documents and invoices will bear the corresponding PMSN 12 digit Spare Parts number for each Part. For this purpose, PMSN shall designate a block of 12 digit code numbers for Spare Parts supplied by OEM which OEM shall then cross-reference to parts on its own listings and update as additional Spare Parts are designated by OEM for later versions of the Product or additional products of OEM which are purchased by PMSN.

 6.2 Registration
     If the Product is purchased by PMSN in several different forms or is modified on a continuing basis by OEM, OEM shall deliver a Configuration Record with each Product indicating:
     -    Product name:
     - Type/code and serial number of PCBs, including HW, FW and SW level (if any).
     - Identification of assemblies and sub-assemblies contained in the Product Spare Part numbers and serial number.
     The same procedure shall apply for delivery of Field Change Order kits.

     Moreover, OEM shall with each FCO kit, provide PMSN with the resulting Configuration Registration list for such a modified Product, assembly or subassembly thereof.

7.   Spare Parts
     OEM undertakes that it will assure that Spare Parts are available Spare Parts for the Products during a period of 10 (ten) years after the last delivery of a type of Product by OEM under this Agreement. OEM will also assure availability of Spare Parts prior to the first dispatch of each new type of Product.

                                        --------       --------
                                        Initials       Initials
                                        Merge          PMSN

     OEM may, at its discretion, substitute functionally equivalent Spare Parts, subject to informing PMSN previously in writing and making available at a 50% discount rate, a mutually agreed number of such equivalent Spare Parts for PMSN to test, and provided that PMSN approves these Spare Parts in writing. Stocks of Spare Parts built up by PMSN that become obsolete because of Field Change Orders, initiated or caused by OEM, shall be returned at OEM'S expense and OEM shall credit PMSN the actual purchase value.

7.1  Spare Parts List
     OEM shall provide PMSN with a list of Spare Parts in the Product as built, containing the following information:
     -    Spare Part number and conversion to PMSN 12 NC
     -    Description of the Spare Part
     -    Price of the Spare Part
     -    Exchange price
     -    Guaranteed delivery time per Spare Part or group of Spare Parts
     -    OEM's name and address
     -    Repair time and price, if applicable
     - Indication of any export restrictions (e.g. for Software) which may apply under United States law.

     OEM shall provide PMSN with recommendations for the stocking of Spare Parts required to support and maintain the Products. OEM shall yearly update these recommendations during the lifetime of the Product based upon historical usage and changes of the Spare Parts.

     OEM will timely provide information to PMSN so as to allow it to place the initial purchase order for Spare Parts prior to the first Product delivery, so as to enable PMSN to perform its service obligation from the moment that the first customer installation takes place.

     Delivery of such parts shall be made concurrently with the first delivery of Products, or such other date as agreed to by the parties.

     OEM will recommend and allow PMSN to initiate an end-of-life order after the agreed period of Spare Parts availability has expired.

     To facilitate Spare Parts distribution and shipping if they are subject to export restrictions, OEM agrees to include PMSN on OEM's distribution license.




                                             --------      --------
                                             Initials      Initials
                                             Merge         PMSN

7.2.1 Priority 1 Orders
      Spare Parts to be delivered under 'Priority 1 order' (breakdown and out-of-stock situations within PMSN) shall be delivered by OEM, on an Ex-works Milwaukee basis, within a period of 24 hours after notification, by courier service to a PMSN ship-to address. OEM shall make appropriate shipping arrangements, but shall be reimbursed for reasonable freight costs by PMSN. OEM shall immediately inform PMSN of the relevant shipping information and expected time of arrival. Extra handling charges for priority 1 orders may not exceed a price of USD 200.

7.2.2 Priority 2 Orders
      Spare Parts to be delivered under 'Priority 2 orders' (replenishment orders) may be placed by PMSN during the term of this Agreement. These will have a lead time of one week, unless agreed to otherwise by the parties.

7.3   Excess Spare Parts
      Excess Spare Parts may be returned by PMSN to OEM for full credit provided such return shipment is approved by OEM. Excess Spare Parts are defined as those parts that are in excess of a one-year supply based upon historical usage over the last six months.

7.4   Repair Services
      Spare Parts which are identified as repairable, may be returned by PMSN to OEM for warranty and non-warranty repair, and will be repaired to the highest configuration level within 6 (six) calendar weeks or be replaced within 1 (one) week. OEM will provide repair services for a period of at least 10 (ten) years after delivery of the last Product. No moulds or other manufacturing equipment should be disposed of by OEM without the prior permission of PMSN. ~

      Repairs shall not affect form, fit, function or certification of the Spare Part(s).

      OEM is responsible for risk of loss and for arranging transportation and insurance for shipment of Product and Spare Parts to and from OEM for warranty repairs.

      To the extent practicable, for any Product or Spare Parts which it is cost-effective for PMSN to have repaired.



                                        --------       --------
                                        Initials       Initials
                                        Merge          PMSN
     non-warranty repairs shall be performed by OEM on a fixed price basis.

     Transportation charges and shipping to and from OEM for non-warranty repairs are the responsibility of PMSN.

     If PMSN elects to repair exchangeable Spare Parts in its own workshops, then the OEM shall transfer to PMSN, all relevant information covering:

     -    Trouble shooting
     -    Component specifications (names and addresses of vendors included)
     -    Adjustment procedures
     -    Tools and repair aids (specifications and prices)

     Hard Disc Assemblies (HDA):

     If HDAs are returned for repair and still contain data, they shall not be read by the OEM. When the HDA is reused, it shall be erased by OEM before re-shipping.

7.5  Warranty on Spare Parts
     The duration of the warranty period for Spare Parts is [**] to commence on the date of delivery or date of invoice, whichever is earlier.

7.6  Storage Conditions and Handling Procedures
     OEM will provide PMSN with storage conditions, such as temperature, humidity, shelf life and air pressure, in the event that limitations of this nature apply to certain Spare Parts.

7.7  Packinq
     Each Spare Part will be packed in such a way, that it can be stored without repacking (if necessary, electrostatic discharge-packing is to be used). Spare Parts will be pre-packed in standard order quantities on request of PMSN.

7.8  Prices
     Prices of Spare Parts for any new Product of OEM shall be agreed upon between the parties when that new Product is added to the scope of this Agreement.

     Repair Prices of Spare Parts for the Product shall be agreed upon between the parties, but shall not, in any event, exceed [**] of the original purchase price.


                                        --------       --------
                                        Initials       Initials
                                        Merge          PMSN

     [**]

     Price changes, if any, will occur once per calendar year. Negotiations regarding price changes shall be initiated by OEM no later than two months before the proposed pricing changes are scheduled to take effect.

     The price of all Spare Parts necessary to complete one unit of a given type of Product, shall not exceed the original list price of that Product by more than [**].

7.9  Modifications to Spare Parts (because of FCO's)
     For modifications to Spare Parts, or at the introduction of new options or Products, OEM shall use its best efforts to supply new Spare Parts and price lists at least thirty days before the first delivery takes place.

7.10 Second Sourcing
     OEM shall provide PMSN with manufacturer's name and part number(s) for generic Spare Parts, to enable PMSN, if so desired, to purchase directly these generic Spare Parts (e.g. switches, power supplies, etc.) from their respective vendors.

     It is, however, understood that OEM will remain responsible, in case certain Spare Parts are no longer available from such vendors. OEM shall then take all action necessary to find substitutes for such nonavailable Spare Parts, as soon as possible, and perform at its own expense, any engineering work connected with such a substitution.

8.   Training
     OEM shall provide two (2) days instruction in formal training classes for a maximum of fifty (50) participants (to be divided over several classes) free of charge. This training will be done concurrently with the initial shipment of each Product, and shall be in sufficient detail to provide PMSN personnel with all information and background necessary to allow them to conduct training for other PMSN technical personnel. Additional training, if required, shall be available from OEM as set out in the Agreement or its Attachments at a price not to exceed USD [**] per instructor day of training.

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                                        Merge          PMSN

     PMSN may select the location for the instructor training classes to be given. Both parties will bear their own expenses for travel and lodging. OEM will assist PMSN with all documents and other training aids necessary for successful secondary training classes held by PMSN.

     During instructor training classes, a complete set of Service Manuals will be made available by OEM to the participants. If important improvements are made to Products or new contract items are added, OEM shall provide training and documentation for them on the same conditions as stated above.

 9.  Software Support and Maintenance
     With regard to support and maintenance of Software, the following additional terms and conditions have been agreed:

 9.1 General
     OEM shall provide support, preventive and corrective Maintenance of Software. For this purpose OEM undertakes to keep available a well equipped, organized and staffed software maintenance and support department with capable, trained and experienced personnel that has adequate know-how regarding the various versions of the Software.

 9.2 Definitions
     The following definitions shall apply in addition to the definitions in this Agreement:

     "Compatibility" shall mean that a new Release or a new Level can replace the former Release(s) or Level(s) of the Software without degrading the functionality and/or affecting the interfacing of the Product or Software.

     "Release(s)" shall mean a specified set of functions. A new Release of the Software will be made as a result of changed functional specifications and will also contain the solutions to Problems of previous Levels. A Release may comprise a number of Versions.

     "Version(s)" shall mean a distinction between various Software programs which fulfil essentially the same class of functions, but which are different for alternative hardware choices and/or slightly different Software configurations and/or differences in performance and/or for commercial reasons.



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     "Level(s)" shall mean improved Software having the same functional specifications as before, but originating from changed (corrected) source code.

9.3  Maintenance Fee
     After the applicable free-of-charge Software warranty period(s), maintenance and support specified in this Attachment shall be available from OEM at a reasonable all-inclusive maintenance fee. This fee will be subject to mutual agreement between the parties hereto. unless otherwise agreed to, such all-inclusive maintenance fee shall include all actions and activities (including forwarding costs) associated with maintenance and support of the Software and copies of reports, solutions and Levels by OEM.

9.4  Support
     While maintaining Compatibility OEM shall actively:

     -    search the Software for errors and offer corrections therefor
     - investigate, produce and offer enhancements to the Software which improves and optimizes the user friendliness of the Software
     - provide on request advice with regard to the capabilities of the Software in order to fully exploit its potential.

9.5  Preventive Maintenance
     While maintaining Compatibility OEM shall, if PMSN has purchased Maintenance, provide Preventive Maintenance by:

     - Issuing from time to time, in such a sequence as shall be agreed upon, generally available new Releases (updates and upgrades) of the Software. These Releases shall be made available to PMSN at the same time as OEM issues the same, or parts thereof, for its own use. PMSN may obtain as many copies of each new Release as it may decide, but not exceeding the number of Products delivered to PMSN at that time.
     - Providing information regarding the contents, installation and user aspects of such new Releases in sufficient detail to enable a smooth installation and use by the user.

     Each new Release shall consist of at least:


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     - All Corrective Maintenance definite solutions previously made available to PMSN pursuant to section 9.6 hereafter.
     - All definite solutions for Problems in the Software previously made available in similar software packages to other customers of OEM.
     - Such other corrections and enhancements of the Software is OEM makes generally available to others.

9.6  Corrective Maintenance
     While maintaining Compatibility and without prejudice to the procedures of article 5.3. of this Attachment, OEM shall provide Corrective Maintenance by:

     - delivering as soon as possible solutions for VERY URGENT and URGENT PROBLEMS in the form of preliminary solutions (temporary fixes only, no corrections to the Software) and definite solutions (corrections to the Software) if necessary in an unscheduled Level of the Software.
     - delivering solutions for ROUTINE PROBLEMS in the form of definite solutions as part of the next Level of the Software.

     If OEM cannot provide a definite solution without violating the Compatibility of the Software, then OEM shall timely inform PMSN in writing, together with a comprehensive explanation of the reasons and consequences. OEM shall refrain from any activity to implement such a definite solution unless PMSN has accepted the consequences in writing.

     Both preliminary and definite solutions will be made available to PMSN as soon as possible after OEM has produced and tested these solutions. Definite solutions will always be included in the next available Level of any Release. The solutions shall be documented and made available to PMSN by fastest means of Communication and/or transportation.


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10.  Duration
     Unless explicitly stated to the contrary in the Agreement itself, the arrangements set forth in this Attachment shall be in effect as of the date of this Agreement and continue until ten (10) years after delivery of the last unit of Product by OEM to PMSN under this Agreement.


OEM                                   Philips Medical Systems
                                      Nederland and B.V.



                                      /s/ J.K. van Soest

By: [SIG]                             By: J.K. van Soest
   --------------------------            ----------------------
Title: President                      Title: Director
      -----------------------               -------------------
Date: 24-9-94                         Date: 28/9/94
     ------------------------              --------------------

                     ATTACHMENT H (to be provided by OEM)


Spare Parts List






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                                 ATTACHMENT J

                          PRODUCT APPROVAL PROCEDURE

     This Attachment is a procedure for Products' classification with regard to testing and marketing those Products. This procedure applies only to Products which are either not medical devices (as defined in section 201
     (h) of the United States Food Drug and Cosmetic Act) and not otherwise subject to regulation by the United States Food and Drug Administration or similar agencies, or, if a Product is a medical device, all legal requirements for distributing that Product have been met by OEM. OEM agrees to provide PMSN with Products on the terms and conditions below.

     A. OEM agrees to provide PMSN with a list of Products indicating for each a Class category as specified below:

           Class I: The Product has been installed in the field connecting the specified input modality with the Philips PACS. The operation of the Product has been tested and approved by PMSN as set forth in paragraph C below.

           Class II: The Product has not been installed in the field connecting the specified input modality with the Philips PACS. OEM confirms that the Product has been installed in the field connecting the specified input modality with some output modality other than Philips PACS. The operation of the Product has been tested and approved by PMSN as specified in paragraph D below.

           Class III: the Product has not been installed in the field connecting the specified input modality with the Philips PACS. OEM confirms that the Product has been installed in the field connecting the specified input modality with some output modality other than Philips PACS. The operation of the Product has not been tested and approved by PMSN.

           Class IV: all others

     B. OEM agrees to sell and PMSN agrees to purchase all Class I Products under the terms of this Agreement without further testing.



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C. When requested by PMSN, OEM agrees to make available to PMSN one Class II unit for Beta Test at the following conditions:

     -    OEM will ship the Product to PMSN without invoice;
     - OEM will invoice after receiving a written acceptance of the Product from PMSN, or after 60 days from shipping date if no problems, in writing, are reported by PMSN;
     - when a problem related to the Product is reported in writing by PMSN to OEM, the 60 days period will restart from the date of PMSN's written communication to OEM;
     - if necessary a preliminary acceptance test will be performed by PMSN before shipping the equipment to the Beta site;
     - PMSN will pay OEM's standard fee for installation and customer training costs at the Beta site;
     - PMSN and OEM have to provide at no additional cost the necessary technical support needed to solve any problem during the test period. This support may include visiting the Site;
     - after 2 weeks of routine operation without major problems caused by any part of the system (including the Modality and Philips PACS), the test will be considered completed. However the final acceptance of the Product will not take place until PMSN has indicated its approval in writing;
     - if the Product is not approved by the customer and is returned to PMSN within the 60 days period, for any reason and without further conditions, same Product will be returned to OEM, the related invoice will be cancelled and any payment otherwise due OEM will be withheld by PMSN;
     - if problems related to the Product still persist after 5 weeks from the installation of the equipment, PMSN may decide to remove the Product from the site and refuse to upgrade the Product to Class 1. In this case the Product will be returned to OEM, the related invoice will be cancelled and any payment otherwise due OEM will be withheld by PMSN.

D. When requested by OEM, PMSN agrees to evaluate one Class III unit for upgrading to Class II on the following conditions:



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     - the unit has been tested by OEM and conforms to the agreed procedure for Type Approval Testing. OEM shall provide PMSN with the supporting evidence thereof;
     - OEM will make available one complete unit (hereinafter referred to as "Product Prototype") plus all necessary accessories to PMSN without charge for engineering evaluation and system testing;
     - the test will be performed using a Modality Simulator and the Product Prototype. In the Modality Simulator a defined (clinically relevant) set of images will be downloaded. An appropriate software provided by OEM will allow the simulator to send all images to the DMIA. It shall be possible for PMSN to determine the set of images needed for a particular modality;
     - it shall be possible for PMSN to perform the test in a place of its own choice, hereinafter referred to as the "Test Facility", including, but not limited to, PMSN's and OEM's facilities;
     - when required by PMSN OEM will make available at the test facility, and at no charge, all necessary equipment and software including, but not limited to, the Modality Simulator with all necessary accessories, the Modality Simulator software, the appropriate set of images on an appropriate media, the Product prototype, and the associated Merge Interface Software;
     - OEM will also provide all necessary product documentation (installation and user manuals). These manuals must be produced by OEM;
     - the set of images has to be collected by OEM at an Hospital site using an appropriate procedure and storage media (to be defined by OEM);
     - a specific software tool (to be developed by OEM) will be used to protect Hospital and Patient confidentiality;
     - a Modality Simulator only will be supplied when the need thereto is mutually determined by the parties and subject to the expected numbers to be produced.

     E. At the end of a particular test, and after receiving a written communication from PMSN, OEM shall then proceed to upgrade the particular Product Class as specified in the related communication.




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